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As filed with the Securities and Exchange Commission on April 8, 2005

Registration No. 333-123635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NeuStar, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	7375 (Primary Standard Industrial Classification Code Number)	52-2141938 (I.R.S. Employer Identification Number)

46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Jeffrey E. Ganek
Chairman and Chief Executive Officer
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Stephen I. Glover, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., NW Washington, DC 20036 (202) 955-8500	W. Clayton Johnson, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 (212) 474-1000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

 EXPLANATORY NOTE

        The purpose of this Amendment No. 1 to Registration Statement on Form S-1 (the "Registration Statement") is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the offering (all of which will be borne by the registrant), are as follows:

Expenses	Amount
Securities and Exchange Commission registration fee		$81,213
Printing expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent's fees and expenses		*
Miscellaneous		*

Total	$	*

*
To be filed by amendment.

Item 14.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant's Restated Certificate of Incorporation provides that a director shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal, or obtaining an improper personal benefit. In addition, the registrant's Restated Certificate of Incorporation and bylaws contain provisions indemnifying the directors, officers, employees and agents of the registrant to the fullest extent permitted by the Delaware General Corporation Law.

        Under the provisions of the registrant's Restated Certificate of Incorporation, expenses incurred by a director in defending a civil or criminal suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The Restated Certificate of Incorporation currently authorizes, but does not require, advancement of expenses to officers, employees and agents of the registrant on the same conditions that apply to directors of the registrant. The registrant anticipates that it will amend its certificate of incorporation and bylaws prior to the closing of the offering covered by this Registration Statement to provide for mandatory advancement of expenses to executive officers on the same terms that apply to directors of the registrant. The rights to indemnification set forth in the registrant's Restated Certificate of Incorporation and bylaws are not exclusive of any provisions with respect thereto in other contracts or agreements between the registrant and any officer, director, employee or agent of the registrant.

        The registrant may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability that may be asserted against such person. All of the registrant's directors and officers will be covered by insurance policies maintained by the registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 15.    Recent Sales of Unregistered Securities.

        In September 2003, the registrant issued 629,597 shares of common stock in partial consideration for an acquisition. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 afforded by Rule 506 promulgated thereunder. The registrant believes that exemptions other than the foregoing exemption may exist for this transaction.

        In February 2005, the registrant issued 25,533 shares of common stock in partial consideration for an acquisition. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 afforded by Rule 505 promulgated thereunder. The registrant believes that exemptions other than the foregoing exemption may exist for this transaction.

        In July 2004, the registrant issued phantom stock units covering 250,000 shares of common stock to an executive officer of the registrant. This issuance was undertaken in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 afforded by Rule 701 promulgated thereunder, as a transaction pursuant to the compensatory benefit plans and contracts relating to compensation. The registrant believes that exemptions other than the foregoing may exist for this transaction.

        Since March 1, 2002, the registrant has issued to directors, officers, employees and consultants options to purchase 7,478,899 shares of common stock with per share exercise prices ranging from $4.4513 to $15.20, and has issued 869,435 shares of common stock upon exercise of these options. This issuance was undertaken in partial reliance upon the exemptions from the registration requirements of the Securities Act of 1933, including by Rule 701 promulgated thereunder, as a transaction pursuant to the compensatory benefit plans and contracts relating to compensation. From March 2002 through February 2005, the registrant did not supply the holders of options granted under its equity incentive plan with certain financial information about the registrant and did not make required filings in certain states to qualify the issuance of its options in those states. Consequently, recipients of the options and purchasers of the shares for which registration or qualification may have been required may have the right under the Securities Act or state securities laws to rescind their purchases, subject to applicable statutes of limitations.

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement.*
3.1	Form of Restated Certificate of Incorporation.*
3.2	Form of Amended and Restated Bylaws.*
4.1	Specimen Class A Common Stock Certificate.*
4.2	Specimen Class B Common Stock Certificate.*
4.3	Stockholders Agreement, dated as of • , 2005, by and among NeuStar, Inc. and the stockholders named therein.*
4.4	Registration Rights Agreement, dated as of June 5, 2001, by and among NeuStar, Inc. and the stockholders named therein.#
4.5	Form of Warrants dated December 7, 1999.
4.6	Joint Venture Formation Agreement dated April 27, 2001, by and between NeuStar, Inc. and Melbourne IT Limited.#
5.1	Opinion of Gibson, Dunn & Crutcher LLP.*
9.1	Amended and Restated Trust Agreement dated September 24, 2004, by and among NeuStar, Inc., the stockholders named therein and the trustees named therein.#
10.1	Contractor services agreement entered into the 7th day of November 1997 by and between NeuStar, Inc. and the North American Portability Management, LLC.**#
10.2	Amended and restated contractor services agreement made and entered into as of June 1, 2003, by and between Canadian LNP Consortium Inc. and NeuStar, Inc.**#
10.3	National Thousands-Block Pooling Administration agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective June 14, 2001.**#
10.4	North American Numbering Plan Administrator agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective July 9, 2003.**#
10.5	.us Top-Level Domain Registry Management and Coordination agreement awarded to NeuStar, Inc. by the National Institute of Standards and Technology on behalf of the Department of Commerce on October 26, 2001.**#
10.6	Registry Agreement by and between the Internet Corporation for Assigned Names and Numbers and NeuLevel, Inc., dated as of May 11, 2001.#
10.7	Common Short Code License Agreement made and entered into October 17, 2003, by and between the Cellular Telecommunications and Internet Association and NeuStar, Inc.**#
10.8	NeuStar, Inc. 1999 Equity Incentive Plan as restated as of April 4, 2005 (the "1999 Plan").†#
10.9	[Reserved]
10.10	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.11	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Mark Foster.†#
10.12	Incentive Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.13	Nonqualified Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.14	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.15	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.16	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.17	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.18	Incentive Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#

10.19	Nonqualified Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#
10.20	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.21	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.22	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.23	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004.†#
10.24	Nonqualified Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.25	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.26	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.27	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004.†#
10.28	Incentive Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka.†#
10.29	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka.†#
10.30	Phantom Stock Unit Agreement under the 1999 Plan, made as of July 19, 2004, by and between NeuStar, Inc. and Michael R. Lach.†#
10.31	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Geller.†#
10.32	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Kressel.†#
10.33	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Joe Landy.†#
10.34	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Ken Pickar.†#
10.35	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Jim Cullen.†#
10.36	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Frank Schiff.†#
10.37	Loudoun Tech Center Office Lease by and between Merritt-LT1, LLC, Landlord, and NeuStar, Inc., Tenant.*
21.1	Subsidiaries of NeuStar, Inc.#
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).*
23.2	Consent of Ernst & Young LLP.#
24.1	Power of Attorney.^

†
Compensation arrangement.
*
To be filed by amendment.
**
Confidential treatment has been requested for portions of this document.
#
Filed herewith.
^
Previously filed as an exhibit to this registration statement filed March 29, 2005.

(b)
Financial Statement Schedules.

        Schedule II—Valuation and Qualifying Accounts

        All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (d)   To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser;

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

        (f)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

        (g)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Commonwealth of Virginia, on April 8, 2005.

NEUSTAR, INC.
By:	/s/ JEFFREY E. GANEK Jeffrey E. Ganek Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 8, 2005.

Signature	Title

/s/ JEFFREY E. GANEK Jeffrey E. Ganek	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ JEFFREY A. BABKA Jeffrey A. Babka	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* James G. Cullen	Director
* Henry Geller	Director
* Dr. Henry Kressel	Director
* Joseph P. Landy	Director
* Dr. Kenneth A. Pickar	Director
* Frank L. Schiff	Director
*By:	/s/ MARTIN K. LOWEN Martin K. Lowen Attorney in Fact

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
NeuStar, Inc.

We have audited the consolidated financial statements of NeuStar, Inc. as of December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 24, 2005 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of Form S-1 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

March 24, 2005	/s/ Ernst & Young

S-1

NEUSTAR, INC.
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	As of December 31,
	2002	2003	2004
	(in thousands)
Allowance for Doubtful Accounts
Beginning Balance	$—	$66	$84
Additions	753	184	960
Reductions(1)	(687)	(166)	(576)

Ending Balance	$66	$84	$468

Deferred Tax Asset Valuation Allowance
Beginning Balance	$18,209	$30,270	$20,209
Additions	12,061	—	—
Reductions	—	(10,061)	(20,209)

Ending Balance	$30,270	$20,209	$—

(1)
Includes accounts written off, net of collections.

S-2

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement.*
3.1	Form of Restated Certificate of Incorporation.*
3.2	Form of Amended and Restated Bylaws.*
4.1	Specimen Class A Common Stock Certificate.*
4.2	Specimen Class B Common Stock Certificate.*
4.3	Stockholders Agreement, dated as of • , 2005, by and among NeuStar, Inc. and the stockholders named therein.*
4.4	Registration Rights Agreement, dated as of June 5, 2001, by and among NeuStar, Inc. and the stockholders named therein.#
4.5	Form of Warrants dated December 7, 1999.
4.6	Joint Venture Formation Agreement dated April 27, 2001, by and between NeuStar, Inc. and Melbourne IT Limited.#
5.1	Opinion of Gibson, Dunn & Crutcher LLP.*
9.1	Amended and Restated Trust Agreement dated September 24, 2004, by and among NeuStar, Inc., the stockholders named therein and the trustees named therein.#
10.1	Contractor services agreement entered into the 7th day of November 1997 by and between NeuStar, Inc. and the North American Portability Management, LLC.**#
10.2	Amended and restated contractor services agreement made and entered into as of June 1, 2003, by and between Canadian LNP Consortium Inc. and NeuStar, Inc.**#
10.3	National Thousands-Block Pooling Administration agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective June 14, 2001.**#
10.4	North American Numbering Plan Administrator agreement awarded to NeuStar, Inc. by the Federal Communications Commission, effective July 9, 2003.**#
10.5	.us Top-Level Domain Registry Management and Coordination agreement awarded to NeuStar, Inc. by the National Institute of Standards and Technology on behalf of the Department of Commerce on October 26, 2001.**#
10.6	Registry Agreement by and between the Internet Corporation for Assigned Names and Numbers and NeuLevel, Inc., dated as of May 11, 2001.#
10.7	Common Short Code License Agreement made and entered into October 17, 2003, by and between the Cellular Telecommunications and Internet Association and NeuStar, Inc.**#
10.8	NeuStar, Inc. 1999 Equity Incentive Plan as restated as of April 4, 2005 (the "1999 Plan").†#
10.9	[Reserved]
10.10	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.11	Incentive Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Mark Foster.†#
10.12	Incentive Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.13	Nonqualified Stock Option Agreement under the 1999 Plan, made as of March 26, 2002, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.14	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.15	Incentive Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#
10.16	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Jeffrey Ganek.†#
10.17	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 6, 2002, by and between NeuStar, Inc. and Mark Foster.†#

10.18	Incentive Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#
10.19	Nonqualified Stock Option Agreement under the 1999 Plan, made as of January 16, 2003, by and between NeuStar, Inc. and John Malone, as amended as of December 18, 2003 and as of June 22, 2004.†#
10.20	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.21	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.22	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.23	Incentive Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004.†#
10.24	Nonqualified Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Jeffrey Ganek, as amended as of June 22, 2004.†#
10.25	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Michael Lach, as amended as of June 22, 2004.†#
10.26	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and Mark Foster, as amended as of June 22, 2004.†#
10.27	Nonqualified Stock Option Agreement under the 1999 Plan, made as of December 18, 2003, by and between NeuStar, Inc. and John Malone, as amended as of June 22, 2004.†#
10.28	Incentive Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka.†#
10.29	Nonqualified Stock Option Agreement under the 1999 Plan, made as of June 22, 2004, by and between NeuStar, Inc. and Jeffrey Babka.†#
10.30	Phantom Stock Unit Agreement under the 1999 Plan, made as of July 19, 2004, by and between NeuStar, Inc. and Michael R. Lach.†#
10.31	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Geller.†#
10.32	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Henry Kressel.†#
10.33	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Joe Landy.†#
10.34	Nonqualified Stock Option Agreement under the 1999 Plan, made as of April 10, 2000, by and between NeuStar, Inc. and Ken Pickar.†#
10.35	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Jim Cullen.†#
10.36	Nonqualified Stock Option Agreement under the 1999 Plan, made as of February 14, 2005, by and between NeuStar, Inc. and Frank Schiff.†#
10.37	Loudoun Tech Center Office Lease by and between Merritt-LT1, LLC, Landlord, and NeuStar, Inc., Tenant.*
21.1	Subsidiaries of NeuStar, Inc.#
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).*
23.2	Consent of Ernst & Young LLP.#
24.1	Power of Attorney.^

†
Compensation arrangement.
*
To be filed by amendment.
**
Confidential treatment has been requested for portions of this document.
#
Filed herewith.
^
Previously filed as an exhibit to this registration statement filed March 29, 2005.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Report of Independent Registered Public Accounting Firm
NEUSTAR, INC. SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
EXHIBIT INDEX